Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Reports

First Quarter 2024 Results

LEAWOOD, KANSAS - (May 8, 2024) -- AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or “the Company”), today reported results for the first quarter ended March 31, 2024.

First Quarter 2024 Summary Results:

●	Total revenues were $951.4 million compared to $954.4 million for Q1 2023.
●	Net loss improved to $(163.5) million compared to a net loss of $(235.5) million for Q1 2023.
●	Net loss per diluted share was $(0.62) compared to $(1.71) for Q1 2023[1].
●	Adjusted EBITDA was $(31.6) million compared to $7.1 million for Q1 2023. Included in the prior year’s quarterly results ended March 31, 2023 was a previously disclosed $16.7 million benefit to Adjusted EBITDA related to an early termination of a theatre lease.
●	Net cash used in operating activities was $(188.3) million compared to $(189.9) for Q1 2023.
●	Cash and cash equivalents at March 31, 2024 was $624.2 million.

1 Based on 263.4 million weighted average shares outstanding as of March 31, 2024 and 137.4 million weighted average shares outstanding as of March 31, 2023.

Adam Aron, Chairman and CEO of AMC, commented, “We're pleased to report that AMC outperformed in the first quarter. AMC exceeded consensus estimates for Revenue, Adjusted EBITDA, Net Income, and Diluted Earnings per share. We had expected for some time the Hollywood actor and writer strikes of 2023 would impact the first quarter box office but were heartened by the strength of moviegoing in March which reminded us that better times are ahead. Despite a 6% decline in the first quarter 2024 North American box office compared to 2023, we grew our domestic market share, maintained total revenues in line with the prior year, and continued to grow our per patron profitability metrics at levels well above pre-pandemic measures. This, coupled with proactive cost containment initiatives to tackle the near-term box office challenges posed by the 2023 Hollywood strikes, led to AMC’s outperformance.”

Aron added, “Building on the tremendous capital market strides we have taken throughout our recovery, early in the first quarter we successfully reduced our debt principal by another $17.5 million through the profitable exchange of debt for 2.5 million common shares. Since January 1, of 2022, we have now successfully reduced the principal balance of debt and deferred rent by more than $974 million. We ended the first quarter of 2024 with $624 million of unrestricted cash, and since the end of the quarter we've also raised an additional $124.1 million of gross proceeds from the sale of 38.5 million common shares. Looking ahead, we're committed to continuing our efforts to reduce debt, extend debt maturities, and bolster our cash reserves as opportunities arise.”

Aron commented further, “While the second quarter box office will continue to be affected by the 2023 Hollywood strikes, we continue to be ebullient about the upcoming film lineup in the second half of 2024 and throughout 2025.

With many more great films slated for the remainder of 2024, 2025 and even well into 2026, we are exceedingly confident in our ongoing recovery trajectory.”

Aron concluded, “I would also like to highlight an announcement made just yesterday. Capitalizing on the enormous success in 2023 of our Taylor Swift and Beyonce films, we continue to interact with several of the world’s greatest musical artists. That dialogue has led Billie Eilish to agree to hold a unique Listening Event next week on May 16 and 17 at many AMC theatres across the U.S. as a key part of her next album launch. Looking ahead, we expect that AMC will continue to break new ground and blaze new trails with the world’s most talented and most beloved musicians.”

Key Financial Results (presented in millions, except operating data)

	Quarter Ended March 31,
	2024	2023	Change
GAAP Results
Total revenues	$951.4	$954.4	(0.3)%
Net loss	$(163.5)	$(235.5)	$72.0
Net cash used in operating activities	$(188.3)	$(189.9)	$1.6
Diluted loss per share	$(0.62)	$(1.71)	$1.09
Non-GAAP Results*
Total revenues (2023 constant currency adjusted)	$946.0	$954.4	(0.9)%
Net loss (2023 constant currency adjusted)	$(162.7)	$(235.5)	$72.8
Adjusted EBITDA	$(31.6)	$7.1	$(38.7)
Adjusted EBITDA (2023 constant currency adjusted)	$(31.2)	$7.1	$(38.3)
Free cash flow	$(238.8)	$(237.3)	$(1.5)
Adjusted net loss	$(204.5)	$(179.7)	$(24.8)
Adjusted diluted loss per share	$(0.78)	$(1.31)	$0.53
Operating Metrics
Attendance (in thousands)	46,631	47,621	(2.1)%
U.S. markets attendance (in thousands)	30,490	32,362	(5.8)%
International markets attendance (in thousands)	16,141	15,259	5.8%
Average screens	9,703	9,998	(3.0)%

* Please refer to the tables included later in this press release for definitions and full reconciliations of non-U.S. GAAP financial measures.

Cash, Balance Sheet, and Capital Markets Activity

Cash at March 31, 2024 was $624.2 million excluding restricted cash of $36.5 million.

First Quarter 2024

During the first quarter 2024, AMC:

●	Exchanged $17.5 million aggregate principal amounts of the Second Lien Notes due 2026 for 2.5 million shares of Class A common stock.

During the second quarter 2024, AMC:

●	Raised, through May 8, gross proceeds of $124.1 million, before commissions and fees, from the sale of 38.5 million shares of our Class A common stock.

Webcast Information

The Company will host a webcast for investors and other interested parties beginning at 4:00 p.m. CST/5:00 p.m. EST on Wednesday, May 8, 2024. To listen to the webcast, please visit the investor relations section of the AMC website at investor.amctheatres.com for a link. Investors and interested parties should go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

An archive of the webcast will be available on the Company’s website after the call for a limited time.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 900 theatres and 10,000 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, website, and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. In addition, in 2023 AMC launched AMC Theatres Distribution with the highly successful releases of TAYLOR SWIFT | THE ERAS TOUR and RENAISSANCE: A FILM BY BEYONCÉ. AMC Theatres Distribution expects to release more concert films with the world’s leading musical artists in the years ahead. For more information, visit www.amctheatres.com/.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, investor.amctheatres.com. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit investor.amctheatres.com to sign up for email alerts.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In many cases, these forward-looking statements may be identified by the use of words such as “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “indicates,” “projects,” “goals,” “objectives,” “targets,” “predicts,” “plans,” “seeks,” and variations of these words and similar expressions. Examples of forward-looking statements include statements we make regarding our expected revenue, net loss, capital expenditure, Adjusted EBITDA and estimated cash and cash equivalents, as well as the box office outlook for the second, third and fourth quarters. Any forward-looking statement speaks only as of the date on which it is made. These forward-looking statements may include, among other things, statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to: the sufficiency of AMC’s existing cash and cash equivalents and available borrowing capacity; availability of financing upon favorable terms or at all; AMC’s ability to obtain additional liquidity, which if not realized or insufficient to generate the material amounts of additional liquidity that will be required unless it is able to achieve more normalized levels of operating revenues, likely would result with AMC seeking an in-court or out-of-court restructuring of its liabilities; the impact of the COVID-19 virus on AMC, the motion picture exhibition industry, and the economy in general; increased use of alternative film delivery methods or other forms of entertainment; the continued recovery of the North American and international box office; AMC’s significant indebtedness, including its borrowing capacity and its ability to meet its financial maintenance and other covenants and limitations on AMC's ability to take advantage of certain business opportunities imposed by such covenants; shrinking exclusive theatrical release windows; the seasonality of AMC’s revenue and working capital; intense competition in the geographic areas in which AMC operates; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; motion picture production and performance (including as a result of production delays to the release of movies caused by labor stoppages, including but not limited to the Writers Guild of America strike and the Screen Actors Guild-American Federation of Television and Radio Artists strike that occurred during 2023); general and international economic, political, regulatory and other risks, including but not limited to rising interest rates; AMC’s lack of control over distributors of films; limitations on the availability of capital, including on the authorized number of common stock; dilution of voting power through the issuance of preferred stock; AMC’s ability to achieve expected synergies, benefits and performance from its strategic initiatives; AMC’s ability to refinance its indebtedness on favorable terms; AMC’s ability to optimize its theatre circuit;  AMC’s ability to recognize interest deduction carryforwards, net operating loss carryforwards, and other tax attributes to reduce future tax liability; supply chain disruptions, labor shortages, increased cost and inflation; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, we caution you against relying on forward-looking statements, which speak only as of the date they are made.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” and elsewhere in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as our other filings with the SEC, copies of which may be obtained by visiting our Investor Relations website at investor.amctheatres.com or the SEC’s website at www.sec.gov.

AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

(Tables follow)

AMC Entertainment Holdings, Inc.

Consolidated Statements of Operations

Quarter Ended March 31, 2024 and March 31, 2023

(dollars in millions, except share and per share data)

(unaudited)

	Quarter Ended
	March 31,
	2024	2023
Revenues
Admissions	$530.5	$534.1
Food and beverage	321.2	328.7
Other theatre	99.7	91.6
Total revenues	951.4	954.4

Operating costs and expenses
Film exhibition costs	239.3	246.2
Food and beverage costs	63.0	61.4
Operating expense, excluding depreciation and amortization below	393.8	383.2
Rent	224.5	205.7
General and administrative:
Merger, acquisition and other costs	(0.1)	0.2
Other, excluding depreciation and amortization below	57.7	72.3
Depreciation and amortization	81.6	93.6
Operating costs and expenses	1,059.8	1,062.6

Operating loss	(108.4)	(108.2)
Other expense (income):
Other expense (income)	(42.8)	37.8
Interest expense:
Corporate borrowings	91.0	90.7
Finance lease obligations	0.9	0.9
Non-cash NCM exhibitor services agreement	9.3	9.5
Investment income	(5.1)	(13.5)
Total other expense, net	53.3	125.4

Net loss before income taxes	(161.7)	(233.6)
Income tax provision	1.8	1.9
Net loss	$(163.5)	$(235.5)

Diluted loss per share	$(0.62)	$(1.71)

Average shares outstanding diluted (in thousands)	263,411	137,395

Consolidated Balance Sheet Data (at period end):

(dollars in millions)

(unaudited)

	As of	As of
	March 31, 2024	December 31, 2023
Cash and cash equivalents	$624.2	$884.3
Corporate borrowings	4,543.0	4,577.4
Other long-term liabilities	101.8	102.7
Finance lease liabilities	53.2	55.4
Total AMC Entertainment Holdings, Inc.'s stockholders' deficit	(2,031.0)	(1,847.9)
Total assets	8,538.7	9,009.2

Consolidated Other Data:

(in millions, except operating data)

(unaudited)

	Quarter Ended
	March 31,
Consolidated	2024	2023
Net cash used in operating activities	$(188.3)	$(189.9)
Net cash used in investing activities	$(50.0)	$(16.6)
Net cash (used in) provided by financing activities	$(9.0)	$68.9
Free cash flow	$(238.8)	$(237.3)
Capital expenditures	$(50.5)	$(47.4)
Screen acquisitions	1	2
Screen dispositions	45	208
Construction closures, net	(10)	(4)
Average screens	9,703	9,998
Number of screens operated	10,005	10,264
Number of theatres operated	895	920
Screens per theatre	11.2	11.2
Attendance (in thousands)	46,631	47,621

Segment Other Data:

(in millions, except per patron amounts and operating data)

(unaudited)

	Quarter Ended
	March 31,
	2024	2023
Other operating data:
Attendance (patrons, in thousands):
U.S. markets	30,490	32,362
International markets	16,141	15,259
Consolidated	46,631	47,621

Average ticket price (in dollars):
U.S. markets	$12.19	$11.87
International markets	$9.84	$9.84
Consolidated	$11.38	$11.22

Food and beverage revenues per patron (in dollars):
U.S. markets	$8.08	$7.99
International markets	$4.64	$4.60
Consolidated	$6.89	$6.90

Average Screen Count (month end average):
U.S. markets	7,287	7,513
International markets	2,416	2,485
Consolidated	9,703	9,998

Contribution margin per patron (in dollars):
U.S. markets	$15.32	$14.59
International markets	$11.28	$11.46
Consolidated	$13.92	$13.58

Segment Information:

(unaudited, in millions)

	Quarter Ended
	March 31,
	2024	2023
Revenues
U.S. markets	$689.1	$704.5
International markets	262.3	249.9
Consolidated	$951.4	$954.4

Adjusted EBITDA
U.S. markets	$(27.6)	$10.9
International markets	(4.0)	(3.8)
Consolidated	$(31.6)	$7.1

Capital Expenditures
U.S. markets	$31.7	$34.6
International markets	18.8	12.8
Consolidated	$50.5	$47.4

Reconciliation of Adjusted EBITDA (1):

(dollars in millions)

(unaudited)

	Quarter Ended
	March 31,
	2024	2023
Net loss	$(163.5)	$(235.5)
Plus:
Income tax provision	1.8	1.9
Interest expense	101.2	101.1
Depreciation and amortization	81.6	93.6
Certain operating expense (2)	0.5	1.1
Equity in earnings of non-consolidated entities	(3.7)	(1.4)
Cash distributions from non-consolidated entities (3)	1.3	—
Attributable EBITDA (4)	0.6	0.5
Investment income (5)	(5.1)	(13.5)
Other expense (income) (6)	(38.8)	42.8
Other non-cash rent benefit (7)	(11.7)	(9.6)
General and administrative expense—unallocated:
Merger, acquisition and other costs (8)	(0.1)	0.2
Stock-based compensation expense (9)	4.3	25.9
Adjusted EBITDA (1)	$(31.6)	$7.1

1)	We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-U.S. GAAP financial measures commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value. The preceding definition of Adjusted EBITDA is broadly consistent with how Adjusted EBITDA is defined in our debt indentures.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

●	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

●	does not reflect changes in, or cash requirements for, our working capital needs;

●	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

●	excludes income tax payments that represent a reduction in cash available to us; and

●	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

2)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

3)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

4)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in earnings of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Reconciliation of Attributable EBITDA

(dollars in millions)

(Unaudited)

	Quarter Ended
	March 31,
	2024	2023
Equity in (earnings) of non-consolidated entities	$(3.7)	$(1.4)
Less:
Equity in (earnings) of non-consolidated entities excluding International theatre joint ventures	(3.5)	(1.1)
Equity in earnings of International theatre joint ventures	0.2	0.3
Income tax benefit	—	(0.1)
Investment expense	0.1	0.1
Depreciation and amortization	0.3	0.2
Attributable EBITDA	$0.6	$0.5
5)	Investment expense (income) during the quarter ended March 31, 2024, primarily includes deterioration in estimated fair value of our investment in common shares of Hycroft Mining Holding Corporation of $0.5 million and deterioration in estimated value of our investment in warrants to purchase common shares of Hycroft Mining Holding Corporation of $0.5 million and interest income of $(6.1) million.

Investment expense (income) during the quarter ended March 31, 2023, primarily included deterioration in estimated fair value of our investment in common shares of Hycroft Mining Holding Corporation of $2.3 million, deterioration in estimated fair value of our investment in warrants to purchase common shares of Hycroft Mining Holding Corporation of $2.3 million, partially offset by a $(15.5) million gain on the sale of our investment in Saudi Cinema Company, LLC, and interest income of $(2.3) million.

6)	Other expense (income) during the quarter ended March 31, 2024, includes a vendor dispute settlement of $(36.2) million, foreign currency transaction losses of $3.2 million and gains on debt extinguishment of $(5.8) million.

Other expense (income) during the quarter ended March 31, 2023, included non-cash litigation contingency charge of $116.6 million, partially offset by foreign currency transaction gains of $(8.7) million and gains on debt extinguishment of $(65.1) million.

7)	Reflects amortization expense for certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

8)	Merger, acquisition and other costs are excluded as they are non-operating in nature.

9)	Non-cash expense included in General and Administrative: Other.

Reconciliation of Free Cash Flow (1)

(dollars in millions)

(unaudited)

	Quarter Ended
	March 31,
	2024	2023

Net cash used in operating activities	$(188.3)	$(189.9)
Plus: total capital expenditures	(50.5)	(47.4)
Free cash flow (1)	$(238.8)	$(237.3)

Reconciliation of Capital Expenditures:
Capital expenditures
Growth capital expenditures (3)	$3.8	$14.0
Maintenance capital expenditures (2)	28.2	19.4
Change in construction payables (4)	18.5	14.0
Total capital expenditures	$50.5	$47.4

1)	We present “Free Cash Flow” as supplemental measures of our liquidity. Free Cash Flow is an important financial measure for use in evaluating our liquidity, as it measures our ability to generate additional cash from our business operations. Free Cash Flow should be considered in addition to, rather than as a substitute for, net cash used in operating activities as a measure of our liquidity. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire statement of cash flows. The term Free Cash Flow may differ from similar measures reported by other companies.

2)	Maintenance capital expenditures are amounts required to keep our existing theatres in compliance with regulatory requirements and in a sustainable good operating condition, including expenditures for repair of HVAC, sight and sound systems, compliance with ADA requirements and technology upgrades of existing systems.

3)	Growth capital expenditures are investments that enhance the guest experience and grow revenues and profits and include initiatives such as theatre remodels, acquisitions, newly built theatres, premium large formats, enhanced food and beverage offerings and service models and technology that enable efficiencies and additional revenue opportunities.

4)	Change in construction payables are changes in amounts accrued for capital expenditures that fluctuate significantly from period to period based on the timing of actual payments.

Reconciliation of Contribution Margin Per Patron (1)

(dollars in millions)

(Unaudited)

	U.S. Markets		International Markets		Consolidated
	Quarter Ended		Quarter Ended		Quarter Ended
	March 31,		March 31,		March 31,
	2024	2023	2024	2023	2024	2023
Admissions	$371.6	$384.0	$158.9	$150.1	$530.5	$534.1
Food and beverage	246.3	258.5	74.9	70.2	321.2	328.7
Other theatre	71.2	62.0	28.5	29.6	99.7	91.6
Total revenues	689.1	704.5	262.3	249.9	951.4	954.4
Film exhibition costs	(177.1)	(188.5)	(62.2)	(57.7)	(239.3)	(246.2)
Food and beverage costs	(45.0)	(44.0)	(18.0)	(17.4)	(63.0)	(61.4)
Contribution margin	467.0	472.0	182.1	174.8	649.1	646.8
Attendance (in thousands)	30,490	32,362	16,141	15,259	46,631	47,621
Contribution margin per patron (1)	$15.32	$14.59	$11.28	$11.46	$13.92	$13.58
1)	We present “Contribution margin per patron” as a supplemental measure of our performance. We define Contribution margin per patron as total revenues less film exhibition costs and less food and beverage costs, divided by the number of patrons.

Select Consolidated Constant Currency Financial Data (see Note 10):

Quarter Ended March 31, 2024

(dollars in millions) (unaudited)

	Quarter Ended
	March 31, 2024
	Constant Currency (10)
	US	International	Total
Revenues
Admissions	$371.6	$155.7	$527.3
Food and beverage	246.3	73.3	319.6
Other theatre	71.2	27.9	99.1
Total revenues	689.1	256.9	946.0

Operating costs and expenses
Film exhibition costs	177.1	61.0	238.1
Food and beverage costs	45.0	17.6	62.6
Operating expense	286.8	104.7	391.5
Rent	165.7	57.5	223.2
General and administrative:
Merger, acquisition and other costs	(0.1)	—	(0.1)
Other	38.6	18.6	57.2
Depreciation and amortization	63.5	17.7	81.2
Operating costs and expenses	776.6	277.1	1,053.7

Operating loss	(87.5)	(20.2)	(107.7)
Other income	(8.9)	(34.0)	(42.9)
Interest expense	85.5	15.7	101.2
Investment income	(4.5)	(0.6)	(5.1)
Total other expense (income), net	72.1	(18.9)	53.2
Loss before income taxes	(159.6)	(1.3)	(160.9)
Income tax provision	0.6	1.2	1.8
Net loss	$(160.2)	$(2.5)	$(162.7)

Attendance	30,490	16,141	46,631
Average Screens	7,287	2,416	9,703
Average Ticket Price	$12.19	$9.65	$11.31
Food and Beverage Revenues per patron	$8.08	$4.54	$6.85
Other Revenues per patron	$2.34	$1.73	$2.13

Select Consolidated Constant Currency Financial Data (see Note 11):

Quarter Ended March 31, 2024

(dollars in millions) (unaudited)

	Quarter Ended
	March 31, 2024
	Constant Currency (11)
	US	International	Total
Revenues
Admissions	$371.6	$167.6	$539.2
Food and beverage	246.3	78.8	325.1
Other theatre	71.2	30.2	101.4
Total revenues	689.1	276.6	965.7

Operating costs and expenses
Film exhibition costs	177.1	65.7	242.8
Food and beverage costs	45.0	19.0	64.0
Operating expense	286.8	112.6	399.4
Rent	165.7	61.8	227.5
General and administrative:
Merger, acquisition and other costs	(0.1)	—	(0.1)
Other	38.6	20.2	58.8
Depreciation and amortization	63.5	19.0	82.5
Operating costs and expenses	776.6	298.3	1,074.9

Operating loss	(87.5)	(21.7)	(109.2)
Other income	(8.9)	(33.9)	(42.8)
Interest expense	85.5	15.7	101.2
Investment income	(4.5)	(0.6)	(5.1)
Total other expense (income), net	72.1	(18.8)	53.3
Loss before income taxes	(159.6)	(2.9)	(162.5)
Income tax provision	0.6	1.3	1.9
Net loss	$(160.2)	$(4.2)	$(164.4)

Attendance	30,490	16,141	46,631
Average Screens	7,287	2,416	9,703
Average Ticket Price	$12.19	$10.38	$11.56
Food and Beverage Revenues per patron	$8.08	$4.88	$6.97
Other Revenues per patron	$2.34	$1.87	$2.17

Reconciliation of Consolidated Constant Currency Adjusted EBITDA (see Note 10):

Quarter Ended March 31, 2024

(dollars in millions) (unaudited)

Quarter Ended
March 31, 2024
Constant Currency (10)
Net loss	$(162.7)
Plus:
Income tax provision	1.8
Interest expense	101.2
Depreciation and amortization	81.2
Certain operating expense (2)	0.6
Cash distributions from non-consolidated entities (3)	1.3
Equity in (earnings) of non-consolidated entities	(3.7)
Attributable EBITDA (4)	0.6
Investment income (5)	(5.1)
Other income (6)	(38.9)
Other non-cash rent benefit (7)	(11.7)
General and administrative expense—unallocated:
Merger, acquisition and other costs (8)	(0.1)
Stock-based compensation expense (9)	4.3
Adjusted EBITDA (1)	$(31.2)

Adjusted EBITDA (in millions) (1)
U.S. markets	$(27.6)
International markets	(3.6)
Total Adjusted EBITDA (1)	$(31.2)

1)	We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings (loss) plus (i) income tax provision (benefit), (ii) interest expense and (iii) depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance and to include attributable EBITDA from equity investments in theatre operations in International markets and any cash distributions of earnings from other equity method investees. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is a non-U.S. GAAP financial measure commonly used in our industry and should not be construed as an alternative to net earnings (loss) as an indicator of operating performance (as determined in accordance with U.S. GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and estimate our value. The preceding definition of Adjusted EBITDA is broadly consistent with how Adjusted EBITDA is defined in our debt indentures.

Adjusted EBITDA has important limitations as analytical tools, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. For example, Adjusted EBITDA:

●	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments;

●	does not reflect changes in, or cash requirements for, our working capital needs;

●	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

●	excludes income tax payments that represent a reduction in cash available to us; and

●	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

2)	Amounts represent preopening expense related to temporarily closed screens under renovation, theatre and other closure expense for the permanent closure of screens, including the related accretion of interest, disposition of assets and other non-operating gains or losses included in operating expenses. We have excluded these items as they are non-cash in nature or are non-operating in nature.

3)	Includes U.S. non-theatre distributions from equity method investments and International non-theatre distributions from equity method investments to the extent received. We believe including cash distributions is an appropriate reflection of the contribution of these investments to our operations.

4)	Attributable EBITDA includes the EBITDA from equity investments in theatre operators in certain International markets. See below for a reconciliation of our equity in loss of non-consolidated entities to attributable EBITDA. Because these equity investments are in theatre operators in regions where we hold a significant market share, we believe attributable EBITDA is more indicative of the performance of these equity investments and management uses this measure to monitor and evaluate these equity investments. We also provide services to these theatre operators including information technology systems, certain on-screen advertising services and our gift card and package ticket program.

Reconciliation of Constant Currency Attributable EBITDA

(dollars in millions) (unaudited)

Three Months Ended
March 31,
2024
Constant Currency
Equity in (earnings) of non-consolidated entities	$(3.7)
Less:
Equity in (earnings) of non-consolidated entities excluding international theatre joint ventures	(3.5)
Equity in earnings of International theatre joint ventures	0.2
Investment expense	0.1
Depreciation and amortization	0.3
Attributable EBITDA	$0.6
5)	Investment expense (income) during the quarter ended March 31, 2024, primarily includes deterioration in estimated fair value of our investment in common shares of Hycroft Mining Holding Corporation of $0.5 million and deterioration in estimated fair value of our investment in warrants to purchase common shares of Hycroft Mining Holding Corporation of $0.5 million and interest income of $(6.1) million.
6)	Other income during the quarter ended March 31, 2024, includes a vendor dispute settlement of $(36.2) million, foreign currency transaction losses of $3.1 million and gains on debt extinguishment of $(5.8) million.

7)	Reflects amortization of certain intangible assets reclassified from depreciation and amortization to rent expense due to the adoption of ASC 842, Leases and deferred rent benefit related to the impairment of right-of-use operating lease assets.

8)	Merger, acquisition and other costs are excluded as it is non-operating in nature.

9)	Non-cash expense included in General and Administrative: Other.

10)	The International segment information for the quarter ended March 31, 2024, has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2023. We translate the results of our International operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our International operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

11)	The International segment information for the quarter ended March 31, 2024, has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2019. We translate the results of our International operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our International operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Reconciliation of Constant Currency Contribution Margin Per Patron

(dollars in millions)

(unaudited)

	Quarter Ended
	March 31, 2024
	Constant Currency (2)
	US	International	Total
Admissions	$371.6	$155.7	$527.3
Food and beverage	246.3	73.3	319.6
Other theatre	71.2	27.9	99.1
Total revenues	689.1	256.9	946.0
Film exhibition costs	(177.1)	(61.0)	(238.1)
Food and beverage costs	(45.0)	(17.6)	(62.6)
Contribution margin	467.0	178.3	645.3
Attendance (in thousands)	30,490	16,141	46,631
Contribution margin per patron (1)	$15.32	$11.05	$13.84
1)	We present “Contribution margin per patron” as a supplemental measure of our performance. We define Contribution margin per patron as total revenues less film exhibition costs and less food and beverage costs, divided by the number of patrons.
2)	The International segment information for the quarter ended March 31, 2024, has been adjusted for constant currency. Constant currency amounts, which are non-GAAP measurements were calculated using the average exchange rate for the corresponding period for 2023. We translate the results of our International operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our International operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Reconciliation of Adjusted Net Loss and Adjusted Loss Per Share:

Quarter Ended March 31, 2024 and March 31, 2023

(dollars in millions, except share and per share data)

(unaudited)

	Quarter Ended
	March 31	March 31
	2024	2023
Numerator:
Net loss attributable to AMC Entertainment Holdings, Inc.	$(163.5)	$(235.5)
Calculation of adjusted net loss for diluted loss per share:
Gain on extinguishment of debt	(5.8)	(65.1)
Loss on investments in NCM and HYMC	1.0	4.3
Vendor dispute settlement	(36.2)	—
Non-cash shareholder litigation	—	116.6
Adjusted net loss for diluted loss per share	$(204.5)	$(179.7)

Denominator (shares in thousands):
Weighted average shares for diluted loss per share	263,411	137,395

Adjusted diluted loss per share	$(0.78)	$(1.31)

We present adjusted net loss for diluted loss per share and adjusted diluted loss per share as supplemental measures of our performance. We have included these measures because we believe they provide management and investors with additional information that is helpful when evaluating our underlying performance and comparing our results on a year-over-year normalized basis. Adjusted net loss for diluted loss per share eliminates the impact of certain items that we do not consider indicative of our underlying operating performance. These adjustments are itemized above. Adjusted diluted loss per share is adjusted net loss for diluted purposes divided by weighted average diluted shares outstanding. Weighted average shares for diluted purposes include common equivalents for restricted stock units (“RSUs”) and performance stock units (“PSUs”). The impact of RSUs and PSUs was anti-dilutive in each period. You are encouraged to evaluate the adjustments itemized above and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net loss and adjusted net loss per share, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted net loss and adjusted loss per share should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Adjusted net loss for diluted loss per share and adjusted diluted loss per share are non-U.S. GAAP financial measures and should not be construed as alternatives to net loss and net loss diluted per share as indicators of operating performance (as determined in accordance with U.S. GAAP). Adjusted net loss for diluted loss per share and adjusted loss per share may not be comparable to similarly titled measures reported by other companies.

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